EXHIBIT 21.1

                    SUBSIDIARIES OF SOUTHWEST BANCORPORATION
                                 OF TEXAS, INC.
                                                               STATE OF
            NAME                                            INCORPORATION
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 Southwest Bancorporation of Delaware, Inc. .............   Delaware

*Southwest Bank of Texas National Association............   United States

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  * Wholly-owned subsidiary of Southwest Bancorporation of Delaware, Inc.